As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSLATE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	61-1807780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald C. Renaud, Jr.

President and Chief Executive Officer

Translate Bio, Inc.

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan Murley Cynthia T. Mazareas Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000	Paul Burgess General Counsel 29 Hartwell Avenue Lexington, Massachusetts 02421 (617) 945-7361	Divakar Gupta Joshua A. Kaufman Nicole Brookshire Mark Ballantyne Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225368

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Class of Securities To Be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	1,897,500	$13.00	$24,667,500	$3,072

(1)	Includes 247,500 shares of common stock that the underwriters have the option to purchase.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933 based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Translate Bio, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-225368), which was declared effective by the Commission on June 27, 2018, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Deloitte LLP, independent auditor

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-225368) filed with the Commission on June 1, 2018)

24.2*	Power of Attorney (incorporated by reference to Exhibit 24.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225368) filed with the Commission on June 12, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 27th day of June, 2018.

TRANSLATE BIO, INC.

By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	President and Chief Executive Officer, Director (Principal Executive Officer)	June 27, 2018

/s/ John R. Schroer John R. Schroer	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 27, 2018

* Daniel S. Lynch	Chairman of the Board of Directors	June 27, 2018

* Daniella Beckman	Director	June 27, 2018

* Jean-François Formela, M.D.	Director	June 27, 2018

* Brian M. Gallagher, Jr., Ph.D.	Director	June 27, 2018

* Owen Hughes	Director	June 27, 2018

* By:	/s/ Paul Burgess
Paul Burgess
Attorney-in-fact

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